EXHIBIT EX-99.I

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757


December 24, 2003

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware  19809

         Re:      SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 85
                  TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)
                  ----------------------------------------------------------


Ladies and Gentlemen:

                  We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 85 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $ .001 par value per share (collectively, the "Shares"), with respect to the Company's Money Market, Boston Partners Large Cap Value, Boston Partners Mid Cap Value, Boston Partners Long/Short Equity, Boston Partners All-Cap Value, Boston Partners Small Cap Value Fund II, Bogle Small Cap Growth, Schneider Small Cap Value, Schneider Value and Baker 500 Portfolios:

                        PORTFOLIO               CLASS         AUTHORIZED SHARES


   Money Market                                   L             1500 million
                                                  I             1500 million

   Boston Partners Large Cap Value               QQ              100 million
                                                 RR              100 million

   Boston Partners Mid Cap Value                 UU              100 million
                                                 TT              100 million

   Boston Partners Long/Short Equity             III             100 million
                                                 JJJ             100 million

   Boston Partners All-Cap Value                 VV              100 million
                                                 WW              100 million

   Boston Partners Small Cap Value II            DDD             100 million
                                                 EEE             100 million

   Bogle Small Cap Growth                        NNN             100 million
                                                 OOO             100 million

   Schneider Small Cap Value                     YY              100 million

   Schneider Value                               PPP             100 million


   Baker 500                                     II              100 million
                                                 JJ              100 million


The Amendment seeks to register an indefinite number of the Shares.

                  We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

                  Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $ .0001 per share, will be legally issued, fully paid and non-assessable by the Company.

                  We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                                  Very truly yours,

                                                  /S/ DRINKER BIDDLE & REATH LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP



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